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                                  EXHIBIT 21.1

                               MAXTOR CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                 Organized
Subsidiaries                                                   under Laws of
------------                                                   -------------
Maxtor Asia Pacific Limited .................................  Hong Kong
Maxtor Disc Drives Pty Limited ..............................  Australia
Maxtor Europe GmbH ..........................................  Germany
Maxtor Europe Limited .......................................  United Kingdom
Maxtor Europe SARL ..........................................  France
Maxtor Japan Limited ........................................  Japan
Maxtor Korea Limited ........................................  Republic of Korea
Maxtor Ireland Limited ......................................  Ireland
Maxtor Peripherals (S) Pte. Limited .........................  Singapore
Maxtor Receivables Corporation ..............................  California
Maxtor Sales Private Limited ................................  Singapore
Maxtor Thailand Limited .....................................  Thailand